Exhibit 99.2

Overland Storage Enters Into Definitive Agreement to Acquire Tandberg Data

Combined Revenues for Last Fiscal Year Exceeded $100 Million; Transaction Expected

to Provide a Clear Path Toward Profitability

San Diego, CA and Dortmund, Germany – November 1, 2013 – Overland Storage (NASDAQ: OVRL) and Tandberg Data Holdings S.à r.l. today announced a definitive agreement for Overland to acquire Tandberg Data, a privately held global leader of data storage and data protection solutions that generated revenue for the twelve months ended June 30, 2013 of approximately $60 million on a US GAAP basis.

“The Overland and Tandberg combination will accelerate our strategy of becoming a global leader in the data management and data protection industry,” said Eric Kelly, president and CEO of Overland Storage. “With more than $100 million in annual revenue for the combined company during the last fiscal year, we expect the combination of these two businesses to provide us with a clearer path to profitability. The combined company will offer one of the broadest product lines and service offerings in the enterprise storage marketplace, and have the resources necessary to expand our market presence, fuel our growth and deliver innovative products and cloud offerings in the future.

“The combination of Overland and Tandberg will expand our geographical reach in Europe, Asia and the Middle East, as well as strengthen the research and development team. It will also enable us to leverage the world-class manufacturing facility in China.”

“We look forward to joining forces with Overland and are excited to combine our substantial resources to create a stable platform for profitability, enabling greater focus on accelerating revenue growth,” said Patrick Clarke, CEO of Tandberg Data. “Together we will be able to support our customers globally with over 16,000 channel and service partners.”

Under the terms of the agreement:

•	100% stock transaction.
•	Cyrus Capital, the owner of Tandberg Data, and other convertible debt holders will convert approximately 81% of their currently outstanding convertible debt into shares of Overland common stock at a price of $1.30 per share.
•	Eric Kelly will continue to serve as president and CEO of the combined company, Kurt Kalbfleisch will continue to serve as CFO and Randy Gast of Overland will serve in newly created position of COO.
•	Overland’s board of directors will be expanded to seven directors, of which five will be current board members, and the other two of which will be new board members appointed by Cyrus Capital.

The acquisition is currently expected to be completed by the end of December 2013, subject to customary closing conditions, shareholder and regulatory approvals.

Tandberg Data Holdings S.à r.l is a leading global supplier of data storage and data protection solutions for small and medium-sized businesses, remote offices, departments and workgroups. Headquartered in Dortmund, Germany, Tandberg with offices around the world including the US, Japan, and France, and a manufacturing facility in China. Tandberg markets its solutions through a global channel of qualified resellers, distributors, and OEM manufacturers including Apple, Fujitsu, Toshiba, HP, Hitachi and NEC.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Tandberg by Overland and the associated issuance of shares of common stock in connection therewith. In connection with the proposed acquisition, Overland intends to file relevant materials with the SEC, including Overland’s proxy statement on Schedule 14A. STOCKHOLDERS OF OVERLAND ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING OVERLAND’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Overland’s stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Overland. Such documents are not currently available.

Participants in Solicitation

Overland and its directors and executive officers, Tandberg and its directors and executive officers, and Cyrus Capital and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Overland common stock in respect of the proposed transaction. Information about the directors and executive officers of Overland is set forth in the proxy statement for Overland’s Annual Meeting of Stockholders held on June 18, 2013, which was filed with the SEC on May 17, 2013. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

Investor Conference Call:

Overland will host an investor conference call today, Friday, November 1, at 4:30 pm ET (1:30 pm PT) to discuss today’s announcement. To access the call dial 877-941-2068 (+1 480-629-9712 outside the United States) and when prompted provide the pass code “Overland Storage” to the operator. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, a live and archived webcast of the conference call will be available over the Internet at www.overlandstorage.com in the Investor Relations section. A replay of the conference call will also be available via telephone by dialing (800) 406-7325 (+1 (303) 590-3030 outside the United States) and entering access code, 4649011#, beginning approximately two hours after the conclusion of today’s call and remaining until 11:59 p.m. ET on November 8, 2013.

About Overland Storage

Overland Storage is a trusted global provider of effortless data management and data protection solutions across the data lifecycle. By providing an integrated range of technologies and services for primary, nearline, offline, archival, and cloud data storage, Overland makes it easy and cost effective to manage different tiers of information over time. Whether distributed data is across the hall or across the globe, Overland enables companies to focus on building their business instead of worrying about data growth. Overland SnapScale, SnapServer, SnapSAN, NEO Series and REO Series solutions are available through a select network of value added resellers and system integrators. For more information, visit www.overlandstorage.com.

Safe Harbor Statement

Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive acquisition agreement, the failure to obtain shareholder approval or the failure to satisfy the closing conditions, the failure to obtain the necessary regulatory approvals on conditions permissible under the acquisition agreement, risks related to disruption of management’s attention from our ongoing business operations due to the transaction, the effect of the announcement of the acquisition on the ability of Overland and Tandberg to retain customers and retain and hire key personnel and maintain relationships with its suppliers, operating results and business generally; our ability to maintain and increase sales volumes of our products; our ability to continue to aggressively control costs and operating expenses; our ability to achieve the intended cost savings and maintain quality with our manufacturing partner; our ability to generate cash from operations; the ability of our suppliers to provide an adequate supply of components for our products at prices consistent with historical prices; our ability to raise outside capital and to repay our debt as it comes due; our ability to introduce new competitive products and the degree of market acceptance of such new products; the timing and market acceptance of new products introduced by our competitors; our ability to maintain strong relationships with branded channel partners; our ability to regain compliance with the continued listing requirements of, and thereby maintain the listing of our common stock on the NASDAQ Capital Market; customers’, suppliers’ and creditors’ perceptions of our continued viability; rescheduling or cancellation of customer orders; loss of a major customer; our ability to enforce our intellectual property rights and protect our intellectual property (including the outcome of our ongoing patent litigation); general competition and price measures in the market place; unexpected shortages of critical components; worldwide information technology spending levels; and general economic conditions. Reference is also made to other factors detailed from time to time in our periodic reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

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Investor Relations Contact:

Todd Kehrli or Jim Byers

MKR Group Inc.

323-468-2300

ovrl@mkr-group.com